EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Glenayre Technologies, Inc.’s Registration Statement Number 33-68766 on Form S-8 dated September 14, 1993 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003), Registration Statement Number 333-04635 on Form S-8 dated May 28, 1996 (amended by Post-Effective Amendment Number 1 on Form S-8 dated May 22, 1998 and Post-Effective Amendment Number 2 on Form S-8 dated August 8, 2003), Registration Statement Number 333-38169 on Form S-8 dated October 17, 1997 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003), Registration Statement Number 333-56375 on Form S-8 dated June 9, 1998, Registration Statement number 333-81161 on Form S-8 dated June 21, 1999 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003), Registration Statement Number 333-81155 on Form S-8 dated June 21, 1999 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003), Registration Statement number 333-37446 on Form S-8 dated May 19, 2000 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003), Registration Statement Number 333-107786 on Form S-8 dated August 8, 2003, and Registration Statement Number 333-107789 on Form S-8 dated August 8, 2003, and Registration Statement Number 333-136515 on Form S-8 dated August 11, 2006 of our report dated March 29, 2007, with respect to the consolidated financial statements and schedule of Glenayre Technologies, Inc., Glenayre Technologies, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Glenayre Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ ERNST & YOUNG LLP
Atlanta, Georgia
March 29, 2007